Exhibit 99.1

Day One Biopharmaceuticals to Acquire Mersana Therapeutics

Agreement with Day One Biopharmaceuticals provides for upfront consideration of $25.00 per share in cash, plus potential contingent value rights cash payments of up to an aggregate of $30.25 per share, for aggregate deal value of up to approximately $285 million

Closing is expected to occur by the end of January 2026

CAMBRIDGE, Mass., November 13, 2025 – Mersana Therapeutics, Inc. (Nasdaq: MRSN), a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced that it has entered into a definitive merger agreement with Day One Biopharmaceuticals (“Day One”), pursuant to which Day One would acquire Mersana, through a tender offer followed by a second step merger, for upfront consideration of $25.00 per share in cash plus up to an aggregate of $30.25 per share in cash potentially payable under contingent value rights (“CVRs”) upon the achievement of certain clinical development, regulatory and commercial milestones related to Emi-Le, Mersana’s B7-H4-directed Dolasynthen ADC, and upon the achievement of a certain milestone pursuant to an existing Mersana collaboration to be issued in the proposed acquisition, representing a total equity value of approximately $129 million at closing and representing a total deal value of up to approximately $285 million. The Board of Directors of Mersana unanimously recommends that stockholders tender their shares in the Day One tender offer once it is commenced.

“We are excited that Day One, a company that creatively and intentionally develops new medicines for people of all ages with life-threatening diseases, recognizes the potential value created by Mersana. We believe this proposed acquisition recognizes the work that Mersana has done to develop Emi-Le and that the combination of Mersana’s assets and Day One’s research, development and commercial capabilities has the potential to bring more medicines to patients waiting for new therapies,” said Marty Huber, M.D., President and Chief Executive Officer of Mersana. “While Mersana has been focused on Emi-Le’s potential to treat patients with triple-negative breast cancer (TNBC) previously treated with topoisomerase-1 inhibitor ADCs, this transaction provides the near-term opportunity to support the development of Emi-Le for patients with adenoid cystic carcinoma, a population with very high unmet need.”

Under the terms of the definitive merger agreement, the tender offer is required to be commenced within 10 business days of November 12, 2025. Any shares not tendered in the tender offer will be acquired in a second-step merger for the same consideration as paid in the tender offer on a per share of Mersana common stock basis. Closing of the transaction is subject to the satisfaction of customary closing conditions, including that a majority of Mersana’s shares of common stock are validly tendered in the tender offer and not validly withdrawn and the receipt of certain U.S. regulatory approvals. Upon the closing of the transaction, Mersana will become a wholly-owned subsidiary of Day One and shares of Mersana’s common stock will no longer be listed on any exchange.

The transaction was unanimously approved by the Mersana board of directors and closing is expected to occur by the end of January 2026. Mersana’s executive officers, directors and certain stockholders affiliated with Bain Capital Life Sciences, holding in the aggregate approximately 8.5% of Mersana’s outstanding shares of common stock, have signed tender and support agreements under which such stockholders agreed, among other things, to tender their shares in the tender offer.

TD Cowen is acting as financial advisor to Mersana. Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal counsel to Mersana in connection with the transaction. Fenwick & West LLP is serving as legal counsel to Day One.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel antibody-drug conjugates (ADCs) and driven by the knowledge that patients are waiting for new treatment options. The company has developed proprietary cytotoxic (Dolasynthen) and immunostimulatory (Immunosynthen) ADC platforms that have generated a pipeline of wholly-owned and partnered product candidates with the potential to treat a range of cancers. Its pipeline includes Emi-Le (emiltatug ledadotin; XMT-1660), a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

About Day One Biopharmaceuticals

Day One Biopharmaceuticals is a commercial-stage biopharmaceutical company that believes when it comes to pediatric cancer, we can do better. The Company was founded to address a critical unmet need: the dire lack of therapeutic development in pediatric cancer. Inspired by “The Day One Talk” that physicians have with patients and their families about an initial cancer diagnosis and treatment plan, Day One aims to re-envision cancer drug development and redefine what’s possible for all people living with cancer—regardless of age—starting from Day One.

Day One partners with leading clinical oncologists, families, and scientists to identify, acquire, and develop important targeted cancer treatments. The Company’s pipeline includes tovorafenib (OJEMDA™) and DAY301.

Day One is based in Brisbane, California. For more information, please visit www.dayonebio.com or find the Company on LinkedIn or X.

Important Information for Investors and Stockholders and Where to Find It

The tender offer referenced in this press release has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Day One and its subsidiary (“Merger Sub”) will file with the Securities and Exchange Commission (“SEC”). The solicitation and offer to buy outstanding shares of common stock of Mersana will only be made pursuant to the tender offer materials that Day One and Merger Sub intend to file with the SEC. At the time the tender offer is commenced, Day One and Merger Sub will file tender offer materials on Schedule TO and Mersana will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. MERSANA’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME), WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND PROPOSED MERGER THAT MERSANA’S STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Schedule TO, including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents and the Solicitation/Recommendation Statement on Schedule 14d-9, will be made available to all of Mersana’s stockholders at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials filed by Mersana may be obtained for free at Mersana’s website at https://www.mersana.com/ or by contacting Mersana’s Secretary at legal@mersana.com. Additional copies of the tender offer materials filed by Day One and Merger Sub may be obtained for free under the “SEC Filings” section of Day One’s website at https://ir.dayonebio.com/financials-and-filings/sec-filings. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents and the Solicitation/Recommendation Statement on Schedule 14D-9, Mersana and Day One each file annual, quarterly and current reports and other information with the SEC, which are available to the public over the internet at the SEC’s website at http://www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the proposed transactions between Day One and Mersana, including the tender offer and merger, the expected timetable for completing the proposed transactions, the potential benefits of the transactions, the potential consideration amount from the proposed transactions and the terms of the merger agreement and CVR agreement, future opportunities for the combined company and any other statements about Mersana’s management’s future expectations, beliefs, goals, plans or prospects. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, the risk that the proposed transactions may not be completed in a timely manner, or at all, which may adversely affect Mersana’s business and the price of its common stock; the possibility that various closing conditions of the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; uncertainty regarding how many of Mersana’s stockholders will tender their shares in the tender offer; the risk that competing offers or acquisition proposals will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the transactions; uncertainty as to the ultimate transaction costs; the possibility that milestone payments related to the CVR will never be achieved and that no milestone payments may be made; the effect of the announcement or pendency of the proposed transactions on Mersana’s trading price, business, operating results and relationships with collaborators, vendors, competitors and others; risks that the proposed transactions or transaction-related uncertainty may disrupt Mersana’s current plans and business operations; potential difficulties retaining employees as a result of the proposed transactions; risks related to the diverting of management’s attention from Mersana’s ongoing business operations; the risk that stockholder litigation or legal proceedings in connection with the proposed transactions may result in significant costs of defense, indemnification and liability, or present risks to the timing or certainty of the closing of the proposed transactions; the outcome of any stockholder litigation or legal proceedings that may be instituted against Mersana related to the merger agreement or the proposed transactions; changes in Mersana’s businesses during the period between announcement and closing of the proposed transactions; risks and uncertainties associated with development and regulatory approval of product candidates; risks associated with conducting clinical trials; Mersana’s ability to finance continued operations; Mersana’s competitive position; uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates and changes in tax and other laws, regulations, rates and policies; and other risks and uncertainties, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 filed with the SEC on August 13, 2025, as well as in other filings Mersana may make with the SEC in the future and in the Schedule TO and related tender offer documents to be filed by Day One. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana does not undertake and expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Media and Investor Contact:

Mersana@argotpartners.com